Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. (the “Company”) on Form 10-Q for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francisco Javier Rión, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes –Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Francisco Javier Rión
Francisco Javier Rión
Chief Executive Officer
November 14, 2005
A signed original of this written statement required by Section 906 has been provided to Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. and will be retained by Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. and furnished to the Securities and Exchange Commission or its staff upon request.

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